TO BE EFFECTIVE DECEMBER 27, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                    STRONG SHORT-TERM GLOBAL BOND FUND, INC.

                  The undersigned Assistant Secretary of Strong Short-Term Global Bond Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate and convert the Corporation's Class L series of the Strong Advisor Aggressive High-Yield Bond Fund and Strong Advisor Short Duration Bond Fund as the Class A series of the Strong Advisor Aggressive High-Yield Bond Fund and Strong Advisor Short Duration Bond Fund, respectively, as indicated below.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

         CLASS                                       SERIES            AUTHORIZED NUMBER OF SHARES

         Strong Advisor Aggressive
         High-Yield Bond Fund                        Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite
         Strong Advisor Short Duration
         Bond Fund                                   Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite
                                                     Class Z           Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 9, 2001 in accordance with Section
180.1002 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 20th day of December, 2001.

                                       STRONG SHORT-TERM GLOBAL BOND FUND, INC.


                                        By: /s/ Gilbert L. Southwell III
                                             Gilbert L. Southwell, III
                                             Assistant Secretary

This instrument was drafted by:

Susan Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051